Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $87 MILLION SECOND QUARTER REVENUE, UP 65%

SUNNYVALE, CALIF. July 26, 2006 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported second quarter 2006 sales of $87.0 million, increasing 65% from $52.8 million for the second quarter of 2005. Higher sales were driven by increased da Vinci® Surgical System sales and continued growth in recurring revenue.

Intuitive sold 39 da Vinci® Surgical Systems during the second quarter of 2006, compared to 26 in the second quarter of 2005. Second quarter 2006 system revenue increased to $48.1 million from $28.5 million during the second quarter of 2005.

Second quarter 2006 instrument and accessory revenue increased 61% to $26.1 million from $16.2 million during the second quarter of 2005. Instrument and accessory revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

Net sales for the six months ended June 30, 2006 totaled $164.3 million, increasing 74% from 94.4 million for the first half of 2005.

	Three Months Ended,			Six Months Ended,
	6/30/06	6/30/05	Increase	6/30/06	6/30/05	Increase
Revenue ($Millions)
Systems	$48.1	$28.5	$19.6	$90.5	$49.8	$40.7
Instruments/Accessories	26.1	16.2	9.9	49.4	29.1	20.3
Service/Training	12.8	8.1	4.7	24.4	15.5	8.9
	$87.0	$52.8	$34.2	$164.3	$94.4	$69.9

da Vinci® Surgical System Unit Sales	39	26	13	74	45	29

Second quarter 2006 operating income was $24.5 million compared with $15.3 million for the second quarter of 2005. Operating results for the second quarter of 2006 included $6.5 million of stock compensation expense in accordance with Financial Accounting Standards Board “SFAS” 123R. Excluding the $6.5 million of non-cash stock compensation expense, second quarter 2006 operating income was $31.0 million, up 102% compared with the second quarter of 2005.

Exhibit 99.1

Second quarter 2006 net income, including non-cash stock compensation expense, was $16.7 million, or $0.44 per diluted share, compared with $14.8 million, or $0.40 per diluted share for the second quarter of 2005. Excluding the impact of stock compensation expenses, second quarter 2006 net income was $21.1 million, or $0.55 per share, up 42% compared with the second quarter of 2005. A complete reconciliation between GAAP and results excluding stock compensation is provided in the attached tables.

Intuitive ended the second quarter of 2006 with cash, cash equivalents and investments of $243.8 million, up $22.3 million from the previous quarter end. Cash provided by operations for the second quarter of 2006 was $19.7 million, net of $5.7 million utilized during the quarter to fund working capital requirements.

Net income for the first half of 2006, including non-cash stock compensation expense, was $31.1 million, or $0.82 per diluted share, compared with $23.9 million, or $0.64 per diluted share for the first half of 2005. Excluding the impact of stock compensation expenses, first half 2006 net income was $38.6 million, or $1.02 per share.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical said, “We are pleased with our second quarter revenue and bottom line growth, which were driven by higher procedure volume across all of our targeted surgical specialties. Adoption of da Vinci Surgery continues as we remain dedicated to providing the most effective, least invasive surgical treatment option available.”

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Exhibit 99.1

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

Exhibit 99.1

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Products	$74,211	$44,651	$139,880	$78,834
Services	12,814	8,105	24,403	15,536
Total revenue	87,025	52,756	164,283	94,370
Cost of revenue:
Products	21,869	13,649	41,791	24,804
Services	6,179	3,480	11,835	6,676
Total cost of revenue	28,048	17,129	53,626	31,480
Gross profit	58,977	35,627	110,657	62,890

Operating costs and expenses:
Selling, general, and administrative	27,265	15,934	51,075	30,138
Research and development	7,205	4,355	13,351	8,500
Total operating costs and expenses	34,470	20,289	64,426	38,638
Income from operations	24,507	15,338	46,231	24,252

Interest and other income, net	3,255	954	5,458	1,677
Income before taxes	27,762	16,292	51,689	25,929
Income tax expense	11,080	1,508	20,549	2,041
Net income	$16,682	$14,784	$31,140	$23,888
Net income per share:
Basic	$0.45	$0.42	$0.85	$0.69
Diluted	$0.44	$0.40	$0.82	$0.64
Shares used in computing net income per share:
Basic	36,684	34,790	36,532	34,655
Diluted	38,124	37,244	37,974	37,133

Exhibit 99.1

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended June 30, 2006			Three months ended June 30, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Sales:
Products	$74,211	$-	$74,211	$44,651
Services	12,814	-	12,814	8,105
Total sales	87,025	-	87,025	52,756

Cost of sales:
Products	21,869	(650)	21,219	13,649
Services	6,179	(360)	5,819	3,480
Total cost of sales	28,048	(1,010)	27,038	17,129

Gross profit	58,977	1,010	59,987	35,627
% Sales	67.8%	1.1%	68.9%	67.5%

Operating costs and expenses:
Selling, general, and administrative	27,265	(4,092)	23,173	15,934
Research and development	7,205	(1,359)	5,846	4,355
Total operating costs and expenses	34,470	(5,451)	29,019	20,289
Income from operations	24,507	6,461	30,968	15,338
% Sales	28.2%	7.4%	35.6%	29.1%

Other income, net	3,255	-	3,255	954
Income before income tax provision	27,762	6,461	34,223	16,292
Income tax provision	11,080	2,087	13,167	1,508
Net income	$16,682	$4,374	$21,056	$14,784

Net income per share:
Basic	$0.45	$0.12	$0.57	$0.42
Diluted	$0.44	$0.11	$0.55	$0.40

Shares used in computing net income per share:
Basic	36,684		36,684	34,790
Diluted	38,124		38,124	37,244

Note - To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we have presented “Non-GAAP (pro forma)” information, which reflects our results based on GAAP excluding stock compensation expense under SFAS 123R. This “Non-GAAP” information is provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the “Non-GAAP” results provide useful information to both management and investors by excluding SFAS 123R compensation charges that we believe are not indicative of our core operating results. Further, these “Non-GAAP” results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Exhibit 99.1

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Six months ended June 30, 2006			Six months ended June 30, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Sales:
Products	$139,880	$-	$139,880	$78,834
Services	24,403	-	24,403	15,536
Total sales	164,283	-	164,283	94,370

Cost of sales:
Products	41,791	(1,121)	40,670	24,804
Services	11,835	(657)	11,178	6,676
Total cost of sales	53,626	(1,778)	51,848	31,480

Gross profit	110,657	1,778	112,435	62,890
% Sales	67.4%	1.0%	68.4%	66.6%

Operating costs and expenses:
Selling, general, and administrative	51,075	(7,291)	43,784	30,138
Research and development	13,351	(2,456)	10,895	8,500
Total operating costs and expenses	64,426	(9,747)	54,679	38,638
Income from operations	46,231	11,525	57,756	24,252
% Sales	28.1%	7.1%	35.2%	25.7%

Other income, net	5,458	-	5,458	1,677
Income before income tax provision	51,689	11,525	63,214	25,929
Income tax provision	20,549	4,091	24,640	2,041
Net income	$31,140	$7,434	$38,574	$23,888

Net income per share:
Basic	$0.85	$0.21	$1.06	$0.69
Diluted	$0.82	$0.20	$1.02	$0.64

Shares used in computing net income per share:
Basic	36,532		36,532	34,655
Diluted	37,974		37,974	37,133

Note - To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we have presented “Non-GAAP (pro forma)” information, which reflects our results based on GAAP excluding stock compensation expense under SFAS 123R. This “Non-GAAP” information is provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the “Non-GAAP” results provide useful information to both management and investors by excluding SFAS 123R compensation charges that we believe are not indicative of our core operating results. Further, these “Non-GAAP” results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Exhibit 99.1

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	6/30/06	12/31/05
Cash, cash equivalents, and investments	$243,775	$202,739
Accounts receivable, net	70,530	52,849
Inventory, net	24,638	15,170
Property and equipment, net	58,841	52,225
Goodwill	124,035	124,638
Deferred tax assets	27,864	40,758
Other assets	16,155	13,208
Total Assets	$565,838	$501,587

Accounts payable and other accrued liabilities	$31,993	$33,485
Deferred revenue	30,775	25,511
Total liabilities	62,768	58,996
Stockholders' equity	503,070	442,591
Total liabilities and stockholders' equity	$565,838	$501,587

INTUITIVE SURGICAL, INC.
UNAUDITED SELECTED CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
(IN THOUSANDS)

	Three months ended		Six months ended
	6/30/06	6/30/05	6/30/06	6/30/05
Net Income	$16,682	$14,784	$31,140	$23,888
Depreciation and amortization	2,189	1,630	4,363	3,297
Deferred income tax	4,895	-	12,894	-
Stock option expense	6,461	-	11,525	-
Tax benefits from acquisition and employee stock option plans	603	1,454	603	1,454
Excess tax benefits from stock-based compensation	(5,533)	-	(5,533)	-
Changes in operating assets and liabilities	(5,670)	(7,431)	(19,160)	(5,796)
Other, net	98	(20)	9	(78)
Net cash provided by operating activities	$19,725	$10,417	$35,841	$22,765

Acquisition of property and equipment	$6,772	$3,603	$9,975	$4,604

Proceeds from issuance of common stock	$5,152	$2,237	$11,653	$9,195